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COMMERCEONE FINANCIAL CORPORATION
17 20TH STREET NORTH, SUITE 500
BIRMINGHAM, ALABAMA 35203

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 22, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/COMMSM2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 22, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00460-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CommerceOne Financial Corporation

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of November 23, 2025 (as amended, the "Merger Agreement"), by and among CommerceOne Financial Corporation, Green Dot Corporation, Compass Sub North, Inc. ("New CommerceOne"), Compass Sub East, Inc. and Compass Sub West, Inc., and the transactions contemplated thereby (the "CommerceOne Mergers Proposal").	☐	☐	☐
2. To approve the adoption of the New CommerceOne 2026 Equity Incentive Plan.	☐	☐	☐
3. To approve the adjournment of the CommerceOne Special Meeting, if there are insufficient votes at the time of the CommerceOne Special Meeting to approve the CommerceOne Mergers Proposal, to permit further solicitation of proxies in favor of the CommerceOne Mergers Proposal.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the CommerceOne Special Meeting to be held on June 23, 2026:
The Notice and Proxy Statement is available at www.proxyvote.com.

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COMMERCEONE FINANCIAL CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
JUNE 23, 2026, 10:00 A.M., CENTRAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Kenneth W. Till and Jonathan W. Pennington, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CommerceOne Financial Corporation that the stockholder(s) is/are entitled to vote at the CommerceOne Special Meeting to be held at 10:00 a.m., Central Time on June 23, 2026, virtually at www.virtualshareholdermeeting.com/COMMSM2026, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued, and must be signed and dated on the other side